Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Announces Third Quarter 2014 Results

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33% Year-to-Date Growth in Services Revenues

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Net Income Improves Significantly

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Highest Cash Balance Since 2011

MORRISTOWN, NEW JERSEY (November 13, 2014) – Cover-All Technologies Inc. (NYSE MKT: COVR) today announced financial results for the quarter ended September 30, 2014.

“Professional and support services have exceeded our expectations and continue to positively influence revenues and earnings,” said Manish Shah, CEO and President of Cover-All.  “The record demand from our services business is coming from implementations of last year’s license sales, as well as new IT services offerings and ongoing maintenance programs.  Services revenues represented 93.0% of total sales and 84.7% of total gross margins in the 2014 nine month period, compared to 66.5% of total sales and 31.2% of total gross margins for the same period last year.  We expect strong demand for professional and support services will continue for the remainder of 2014 and into 2015.”

Mr. Shah continued, “I am pleased with our team’s ability to enhance the company’s profitability.  Cash and cash equivalents at September 30, 2014 was $4.1 million, an 18.5% increase over our cash balance at June 30 and represents the highest balance since 2011.  The improvement to our balance sheet provides us flexibility to invest in growth producing initiatives, and enhances our competitiveness with potential customers.  While we are not thrilled by the lack of license revenues so far in 2014, we are optimistic that we will benefit from new licensing agreements in the coming quarters.”

“Throughout the year, we have discussed the importance of mergers and acquisitions to enhance Cover-All’s competitiveness in the marketplace and accelerate our growth.  We continue to actively examine potential corporate actions to increase shareholder value, including a potential transformative opportunity that we expect to know the outcome by the end of the year. We are encouraged by the progress we are making to profitably grow the business and create shareholder value,” concluded Mr. Shah.

FINANCIAL HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

Revenue

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Total revenues for the nine months ended September 30, 2014 were $15.2 million compared to $15.9 million for the same period in 2013.

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License revenue for the nine months ended September 30, 2014 was $1.1 million compared to $5.3 million for the same period in 2013.

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Support Services revenue (which represents contracted continuing revenue) was $6.4 million for the nine months ended September 30, 2014 compared to $6.0 million in the same period in 2013.

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Professional Services revenue for the nine months ended September 30, 2014 was $7.8 million compared to $4.6 million for the same period in 2013.

GAAP Profitability

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Operating income for the nine months ended September 30, 2014 was $1.3 million compared to a loss of $(1.1) million in the comparable period in 2013.

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Net income for the nine months ended September 30, 2014 was $927,000, or $0.03 per basic and diluted share, compared to a loss of $(1.4) million, or $(0.05) per basic and diluted share, in the same period of 2013.

Non-GAAP* Profitability

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Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, for the nine months ended September 30, 2014 was $2.6 million, or $0.10 per basic and diluted share, compared to $2.7 million, or $0.10 per basic and diluted share, in the same period of 2013.

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014

Revenue

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Total revenues for the three months ended September 30, 2014 were $5.0 million compared to $5.1 million for the same period in 2013.

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License revenue for the three months ended September 30, 2014 was $34,000 compared to $1.0 million for the same period in 2013.

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Support Services revenue (which represents contracted continuing revenue) was $2.1 million for the three months ended September 30, 2014 compared to $2.0 million for the same quarter last year.

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Professional Services revenue for the three months ended September 30, 2014 was $2.8 million, compared to $2.0 million for the same quarter in 2013.

GAAP Profitability

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Operating income for the three months ended September 30, 2014 was $301,000 compared to a loss of $(814,000) in the comparable period in 2013.

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Net income for the three months ended September 30, 2014 was $165,000, or $0.01 per basic and diluted share, compared to a loss of $(916,000), or $(0.03) per basic and diluted share, in the same quarter of 2013.

Non-GAAP Profitability

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EBITDA was $746,000, or $0.03 per basic and diluted share, for the three months ended September 30, 2014, compared to $456,000, or $0.02 per basic and diluted share, for the three months ended September 30, 2013.

Balance Sheet

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As of September 30, 2014, the Company had $4.1 million in cash and cash equivalents and $1.6 million in accounts receivable.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its 2014 third quarter financial results at 4:30 p.m. EDT on Thursday, November 13, 2014.  Anyone interested in participating should call 1-888-461-2024 if calling from the United States, or 1-719-457-2083 if dialing internationally.  A replay will be available until November 27, 2014, which can be accessed by dialing 1-877-870-5176 within the United States and 1-858-384-5517 if dialing internationally.  Please use passcode 5808700 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com or by visiting http://public.viavid.com/index.php?id=111790.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014, copies of which are available from the SEC or may be obtained upon request from the Company.

*ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance.  The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization.  The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP.  Among other things, EBITDA does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools.  Cover-All compensates for these limitations by relying on its GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs.  With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
Chief Financial Officer	Andrew Berger
(973) 461-5190	(216) 464-6400
amassey@cover-all.com	andrew@smberger.com

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Licenses	$33,517	$1,028,474	$1,067,714	$5,348,322
Support Services	2,142,835	2,002,028	6,393,686	6,006,206
Professional Services	2,827,399	2,028,602	7,751,135	4,593,917
Total Revenues	5,003,751	5,059,104	15,212,535	15,948,445
Cost of Revenues:
Licenses	—	17,307	—	67,307
Support Services	1,479,127	1,565,818	4,628,570	5,879,782
Professional Services	1,297,932	883,174	3,618,994	2,325,940
Total Cost of Revenues	2,777,059	2,466,299	8,247,564	8,273,029
Direct Margin	2,226,692	2,592,805	6,964,971	7,675,416
Operating Expenses:
Sales and Marketing	537,394	600,629	1,559,125	1,774,300
General and Administrative	737,168	492,364	2,226,662	1,558,325
Reorganization Costs	—	319,014	—	319,014
Amortization of Capitalized Software	372,638	1,186,659	1,117,914	3,459,783
Research and Development	278,637	807,856	802,226	1,633,611
Total Operating Expenses	1,925,837	3,406,522	5,705,927	8,745,033
Operating Income (Loss)	300,855	(813,717)	1,259,044	(1,069,617)
Other (Income) Expense:
Interest Expense	96,907	92,397	285,850	275,820
Interest Income	—	—	—	—
Other Income	—	—	—	(3,821)
Total Other (Income) Expense	96,907	92,397	285,850	271,999
Income (Loss) Before Income Taxes	203,948	(906,114)	973,194	(1,341,616)
Income Taxes	38,870	10,295	46,478	18,466
Net Income (Loss)	$165,078	$(916,409)	$926,716	$(1,360,082)
Basic Earnings (Loss) Per Common Share	$0.01	$(0.03)	$0.03	$(0.05)
Diluted Earnings (Loss) Per Common Share	$0.01	$(0.03)	$0.03	$(0.05)
Weighted Average Number of Common Shares Outstanding for Basic Earnings (Loss) Per Common Share	26,638,000	26,286,000	26,607,000	26,114,000
Weighted Average Number of Common Shares Outstanding for Diluted Earnings (Loss) Per Common Share	26,638,000	26,286,000	26,607,000	26,114,000

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$4,134,793	$1,848,571
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	1,647,052	2,604,489
Prepaid Expenses	550,215	491,905
Deferred Tax Asset	850,500	850,500
Total Current Assets	7,182,560	5,795,465
Property and Equipment – Net	536,262	708,590
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $23,423,105 and $22,305,191 in 2014 and 2013, Respectively)	6,846,669	7,964,583
Customer Lists/Relationships (Less Accumulated Amortization of $386,833 and $341,333 in 2014 and 2013, Respectively)	15,167	60,667

Deferred Tax Asset	2,674,928	2,674,928
Deferred Financing Costs (Net Amortization of $59,519 and $36,082 in 2014 and 2013, Respectively)	32,764	56,201
Other Assets	245,712	424,522
Total Assets	$18,573,176	$18,724,070

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$1,221,968	$1,059,238
Accrued Expenses	648,720	1,412,400
Deferred Charges	196,542	231,051
Short-Term Debt	1,789,606	—
Current Portion of Capital Lease	118,346	114,640
Unearned Revenue	2,200,927	2,997,455
Total Current Liabilities	6,176,109	5,814,784
Long Term Liabilities:

Long-Term Debt	—	1,639,109
Long-Term Portion of Capital Lease	263,911	353,139
Total Long-Term Liabilities	263,911	1,992,248
Total Liabilities	6,440,020	7,807,032
Commitments and Contingencies	—	—
Stockholders’ Equity:
Common Stock, $.01 Par Value, Authorized 75,000,000 Shares; 26,638,477 and 26,402,227 Shares Issued and Outstanding in 2014 and 2013, Respectively	266,385	264,022
Additional Paid-In Capital	32,961,413	32,674,374
Accumulated Deficit	(21,094,642)	(22,021,358)
Total Stockholders’ Equity	12,133,156	10,917,038
Total Liabilities and Stockholders’ Equity	$18,573,176	$18,724,070

Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Technologies Inc. and Subsidiaries

RECONCILIATION of GAAP NET INCOME to EBITDA

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net Income (Loss)	$165,078	$(916,409)	$926,716	$(1,360,082)

Interest Income (Expense), Net	96,907	92,397	285,849	275,820
Income Tax Expense	38,870	10,295	46,478	18,466
Depreciation	48,965	60,399	180,223	188,635
Amortization:
Amortization of Capitalized Software	372,638	1,186,659	1,117,914	3,459,784
Amortization of Customer Lists/Relationships	15,167	15,167	45,501	66,074
Amortization of Deferred Financing Costs	8,042	7,153	23,437	20,846
Total Amortization	395,847	1,208,979	1,186,852	3,546,704

EBITDA	$745,667	$455,661	$2,626,118	$2,669,543

EBITDA per Common Share:
Basic	$0.03	$0.02	$0.10	$0.10
Diluted	$0.03	$0.02	$0.10	$0.10